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Exhibit 10.55


                             WANG LABORATORIES, INC.

                            (A DELAWARE CORPORATION)

                               AMENDMENT NO. 4 TO

                 1995 EMPLOYEE STOCK INCENTIVE PLAN (THE "PLAN")

         Pursuant to a vote of the Board of Directors of Wang Laboratories, Inc. (the "Company") on December 1, 1997, the Plan has been amended as follows:

         1.   Article IV. Eligibility and Shares Subject to the Plan

              4.3  Number of Shares subject to the Plan

                   The first sentence of this section has been amended to read as follows:

                   "NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to the provisions of Article X of this Plan and the authorization of additional shares of Stock for the purposes hereof, the aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 8,467,153 shares, plus those shares of Stock which have expired, been forfeited, or terminated unexercised since October 26, 1994 or which may expire or terminate unexercised in the future (up to a maximum of 1,908,284 shares)."